Exhibit 4.1

NUMBER

AI
X

SHARES

COMMON STOCK
PAR VALUE $2.50

COMMON STOCK
PAR VALUE $2.50

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

AMERICAN INTERNATIONAL GROUP, INC.

THIS CERTIFICATE IS TRANSFERABLE
IN SOUTH ST. PAUL, MN

This Certifies that is the owner of

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 026874 78 4

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

American International Group, Inc. transferable on the books of the Company by the holder hereof in [illegible] endorsed. This Certificate [illegible] the Registrar. Witness the seal of the Company and the signatures of its duly authorized officers.

CERTIFICATE OF STOCK

Dated:

Kathleen E. Shannon
SECRETARY

Edward M. Liddy
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
WELLS FARGO BANK, N.A.
TRANSFER AGENT AND REGISTRAR
BY:
AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY.

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 SALES: HOLLY GRONER 615-261-0610	PRODUCTION COORDINATOR: DENISE LITTLE 931-490-1706 PROOF OF: JUNE 24, 2009 AMERICAN INTERNATIONAL GROUP, INC. TSB 32673 FC OPERATOR: AP R1
COLORS SELECTED FOR PRINTING: Intaglio prints in SC-3 dark green.
COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product.
However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.
PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ___OK AS IS ___OK WITH CHANGES ___ MAKE CHANGES AND SEND ANOTHER PROOF
CERTIFICATE SCANNED FOR PROOFING PURPOSES ONLY.

AMERICAN INTERNATIONAL GROUP, INC.
     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, THE DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT MIN ACT —	____________ Custodian ____________
(Cust) (Minor)
TEN ENT	— as tenants by the entireties		under Uniform Gifts to Minors

JT TEN	— as joint tenants with right of survivorship and not as tenants in common		Act __________________ (State)
Additional abbreviations may also be used though not in the above list.
For value received, ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE.

 Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________

Attorney to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.
Dated,_______________________

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AND APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 SALES: HOLLY GRONER 615-261-0610	PRODUCTION COORDINATOR: DENISE LITTLE 931-490-1706 PROOF OF: JUNE 24, 2009 AMERICAN INTERNATIONAL GROUP, INC. TSB 32673 BK (LITHO) OPERATOR: AP NEW

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ___OK AS ___IS OK WITH CHANGES ___MAKE CHANGES AND SEND ANOTHER PROOF